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                                                                    EXHIBIT 24.1
                                                                    ------------


                               POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Don J. McDermett, Jr., Mark H. Kleinman, Robert L. Estep, Mark
E. Betzen, or any of them, the true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign on his behalf, as a director or officer, or both, as the case may be, of Sterling Software, Inc., a Delaware corporation (the "Corporation"), a Registration Statement on Form S-8 or any other appropriate form (the "Registration Statement"), for the purpose of registering pursuant to the Securities Act of 1933, as amended, the shares of Common Stock, par value $0.10 per share, of the Corporation issuable upon the exercise of options granted pursuant to the Bachman Information Systems, Inc. Amended and Restated 1986 Incentive and Nonqualified Stock Option Plan, the Cayenne Software, Inc. Amended 1996 Incentive and Nonqualified Stock Option Plan, the Cayenne Software, Inc. 1998 Nonqualified Stock Option Plan, the Cadre Technologies, Inc. 1988 Incentive and Non-Statutory Stock Option Plan, the Cadre Technologies, Inc. 1989 Non-Statutory Stock Option Plan and the Stock Option Agreements, dated December 29, 1997, between Cayenne Software, Inc. and each of Massood Zarrabian and Frederick Phillips, following the merger of Cayenne Software, Inc. with a wholly owned subsidiary of the Corporation, and to sign any or all amendments and any or all post-effective amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney or attorneys-in-fact, each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Dated:  October 23, 1998



/s/ Sterling L. Williams                        /s/ R. Logan Wray
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Sterling L. Williams                            R. Logan Wray


/s/ Sam Wyly                                    /s/ Michael C. French
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Sam Wyly                                        Michael C. French


/s/ Charles J. Wyly, Jr.                        /s/ Phillip A. Moore
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Charles J. Wyly, Jr.                            Phillip A. Moore


/s/ Evan A. Wyly                                /s/ Donald R. Miller
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Evan A. Wyly                                    Donald R. Miller


/s/ Robert J. Donachie                          /s/ Alan W. Steelman
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Robert J. Donachie                              Alan W. Steelman